November 2025

Pricing Supplement No. 12,043

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 24, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the common stock of PepsiCo, Inc. and the common stock of UnitedHealth Group Incorporated (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of the maturity date or automatic call if, and only if, the closing price of the lowest performing underlying on the calculation day for that quarter is greater than or equal to its coupon threshold price. If the closing price of the lowest performing underlying on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant quarter. However, if the closing price of the lowest performing underlying on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the closing price of the lowest performing underlying is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid). If the closing price of the lowest performing underlying is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each underlying is equal to 75% of its starting price. The contingent coupon rate is 15.55% per annum.

￭Automatic Call. Beginning after six months, the securities will be automatically called if the closing price of each underlying on any of the calculation days (other than the final calculation day) is greater than or equal to its respective starting price for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. No further payments will be made on the securities once they have been called.

￭Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the closing price of each underlying on the final calculation day is greater than or equal to its respective downside threshold price. If the closing price of any underlying on the final calculation day is less than its respective downside threshold price, investors will be fully exposed to the decline in the lowest performing underlying on a 1-to-1 basis and will receive a maturity payment amount that is less than 75% of the face amount of the securities and could be zero.

￭Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective coupon threshold price or respective downside threshold price of any underlying will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if one or more of the other underlyings have appreciated or have not declined as much.

￭The securities are for investors who are willing to risk their principal based on the lowest performing of four underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is $959.50 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 5.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$500,000	$11,625	$488,375

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Index Supplement dated November 16, 2023
Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 29, 2028, subject to postponement if the final calculation day is postponed
Underlyings:

Health Care Select Sector SPDR® Fund (the “XLV Shares”), the Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”), the common stock of PepsiCo, Inc. (the “PEP Stock”) and the common stock of UnitedHealth Group Incorporated (the “UNH Stock”)

We refer to each of the XLV Shares and the XLP Shares as a “Fund” and the PEP Stock and the UNH Stock as an “Underlying Stock,” collectively, the “Underlyings.”

Share underlying indices:	With respect to the XLV Shares, the S&P® Health Care Select Sector Index With respect to the XLP Shares, the Consumer Staples Select Sector Index
Share underlying index publisher:	With respect to each of the XLV Shares and the XLP Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Underlying stock issuer:	With respect to the PEP Stock, PepsiCo, Inc. With respect to the UNH Stock, UnitedHealth Group Incorporated
Contingent coupon payment (with memory feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the closing price of the lowest performing underlying on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the closing price of the lowest performing underlying is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

If the closing price of the lowest performing underlying on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the closing price of the lowest performing underlying on a calculation day is less than its coupon threshold price and the closing price of the lowest performing underlying on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days.

If the closing price of the lowest performing underlying is less than its coupon threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable calculation day.*
Contingent coupon rate:	The “contingent coupon rate” is 15.55% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any calculation day (other than the final calculation day), beginning in May 2026, the closing price of each underlying is greater than or equal to its respective starting price, the securities will be automatically called on the related call settlement date for a cash payment per security equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

The securities will not be automatically called on any call settlement date if the closing price of any underlying is less than its respective starting price on the related calculation day.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the closing price of any underlying on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of any underlying.

November 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Calculation days:

Quarterly, on the 24th of each February, May, August and November, commencing in February 2026 and ending on the final calculation day. We also refer to the November 2028 calculation day as the “final calculation day.”**

Call settlement date:	Three business days after the applicable calculation day.**
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment due at maturity and any previously unpaid contingent coupon payments, if payable). The “maturity payment amount” per security will equal:

●if the closing price of each underlying on the final calculation day is greater than or equal to its respective downside threshold price:

$1,000; or

●if the closing price of any underlying on the final calculation day is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying on the final calculation day

If the securities are not automatically called prior to maturity and the closing price of the lowest performing underlying is less than its downside threshold price, you will receive significantly less than the face amount of your securities and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Under these circumstances, you will lose more than 25%, and possibly all, of your investment.

Lowest performing underlying:	On any calculation day, the underlying with the lowest performance factor on that calculation day
Performance factor:	With respect to each underlying, on any calculation day, the closing price on such calculation day divided by the starting price
Closing price:

The “closing price” for each Underlying (or one unit of any other security for which a closing price must be determined) on any trading day means the product of (i) the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Underlying (or any such other security) is listed or admitted to trading, and (ii) the adjustment factor applicable to such Underlying on such trading day.

Starting price:

With respect to the Health Care Select Sector SPDR® Fund: $155.26, its closing price on the pricing date.

With respect to the Consumer Staples Select Sector SPDR® Fund: $77.00, its closing price on the pricing date.

With respect to the common stock of PepsiCo, Inc.: $145.50, its closing price on the pricing date.

With respect to the common stock of UnitedHealth Group Incorporated: $319.05, its closing price on the pricing date.

Ending price:	With respect to each Underlying, the respective closing price on the final calculation day.
Coupon threshold price:

With respect to the Health Care Select Sector SPDR® Fund: $116.445, which is equal to 75% of its starting price.

With respect to the Consumer Staples Select Sector SPDR® Fund: $57.75, which is equal to 75% of its starting price.

With respect to the common stock of PepsiCo, Inc.: $109.125, which is equal to 75% of its starting price.

With respect to the common stock of UnitedHealth Group Incorporated: $239.2875, which is equal to 75% of its starting price.

Downside threshold price:

With respect to the Health Care Select Sector SPDR® Fund: $116.445, which is equal to 75% of its starting price.

With respect to the Consumer Staples Select Sector SPDR® Fund: $57.75, which is equal to 75% of its starting price.

With respect to the common stock of PepsiCo, Inc.: $109.125, which is equal to 75% of its starting price.

With respect to the common stock of UnitedHealth Group Incorporated: $239.2875, which is equal to 75% of its starting price.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	November 24, 2025
Original issue date:	November 28, 2025 (3 business days after the pricing date)

November 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Adjustment factor:

The “adjustment factor” means, with respect to each Underlying, 1.0, subject to adjustment in the event of certain events affecting such Underlying. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

CUSIP / ISIN:	61779TPJ0 / US61779TPJ06
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

November 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $959.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold prices and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028 (the “securities”) may be appropriate for investors who:

￭Seek an investment with contingent coupon payments at a rate of 15.55% per annum until the earlier of the maturity date or automatic call, if, and only if, the closing price of each underlying on the applicable quarterly calculation day is greater than or equal to its coupon threshold price;

￭Understand that if the closing price of any underlying on the final calculation day has declined by more than 25% from its starting price, they will be fully exposed to the decline in the lowest performing underlying from its starting price and will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

￭Are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭Understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo participation in any appreciation of any underlying, fixed interest payments on the securities and dividends on the underlyings; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that the closing price of any underlying on the final calculation day may decline by more than 25% from its respective starting price to its closing price on the final calculation day, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Seek exposure to the upside performance of any or each underlying;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Health Care Select Sector SPDR® Fund Overview” “Consumer Staples Select Sector SPDR® Fund Overview” “PepsiCo, Inc. Overview” and “UnitedHealth Group Incorporated Overview” below.

November 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the closing price of the lowest performing underlying on the related quarterly calculation day.

Step 1: Determine which underlying is the lowest performing underlying on the relevant calculation day. The lowest performing underlying on any calculation day is the underlying with the lowest performance factor on that calculation day. The performance factor of an underlying on a calculation day is its closing price on that calculation day as a percentage of its starting price (i.e., its closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment (including any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the closing price of the lowest performing underlying on the relevant calculation day, as follows:

November 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Beginning after six months, if the closing price of each underlying on a calculation day is greater than or equal to its respective starting price, the securities will be automatically called on the applicable call settlement date for an amount in cash equal to $1,000 plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final calculation day. The lowest performing underlying on the final calculation day is the underlying with the lowest performance factor on the final calculation day. The performance factor of an underlying on the final calculation day is its closing price as a percentage of its starting price (i.e., its closing price on the final calculation day divided by its starting price).

Step 2: Calculate the maturity payment amount based on the closing price of the lowest performing underlying on the final calculation day, as follows:

November 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the maturity payment amount on the securities, for a range of hypothetical performances of the lowest performing underlying from its respective starting price to its respective closing price on the final calculation day. The hypothetical payout profile excludes any hypothetical contingent coupon payments.

November 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid (and whether any previously unpaid contingent coupon payments will be paid) with respect to a calculation day and how to calculate the maturity payment amount, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the closing price of each underlying on each calculation day, and the amount you will receive at maturity, if any, will be determined by reference to the closing price of each underlying on the final calculation day. The actual starting price, coupon threshold price and downside threshold price for each underlying and the actual contingent coupon rate are set forth under “Final Terms” above. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related calculation day is greater than or equal to its coupon threshold price. If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 15.55% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect the contingent quarterly coupon rate of 15.55% (corresponding to $38.875 per quarter per security**).

If the closing price of the lowest performing underlying on one or more calculation days is less than its coupon threshold price and, on a subsequent calculation day, the closing price of the lowest performing underlying is greater than or equal to its coupon threshold price, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

It is possible that the closing price of the lowest performing underlying will be less than its coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments.

Hypothetical starting price:	With respect to the XLV Shares: $100
With respect to the XLP Shares: $100
With respect to the PEP Stock: $100
With respect to the UNH Stock: $100
Hypothetical coupon threshold price:	With respect to the XLV Shares: $75, which is 75% of its hypothetical starting price
With respect to the XLP Shares: $75, which is 75% of its hypothetical starting price
With respect to the PEP Stock: $75, which is 75% of its hypothetical starting price
With respect to the UNH Stock: $75, which is 75% of its hypothetical starting price

Hypothetical downside threshold price:	With respect to the XLV Shares: $75, which is 75% of its hypothetical starting price
With respect to the XLP Shares: $75, which is 75% of its hypothetical starting price
With respect to the PEP Stock: $75, which is 75% of its hypothetical starting price
With respect to the UNH Stock: $75, which is 75% of its hypothetical starting price

November 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

* The hypothetical starting price of $100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying. The actual starting prices, coupon threshold prices and downside threshold prices are set forth on the cover of this pricing supplement. For historical data regarding the actual closing prices of the underlyings, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent. The hypothetical contingent quarterly coupon of $38.875 is used in these examples for ease of analysis.

November 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

How to determine whether a contingent coupon payment is payable with respect to a calculation day:

Date	XLV Shares Closing Price	XLP Shares Closing Price	PEP Stock Closing Price	UNH Stock Closing Price	Contingent Coupon Payment (per Security)
Hypothetical Calculation Day 1	$125 (at or above the coupon threshold price)	$130 (at or above the coupon threshold price)	$135 (at or above the coupon threshold price)	$120 (at or above the coupon threshold price)	$38.875
Hypothetical Calculation Day 2	$50 (below the coupon threshold price)	$95 (at or above the coupon threshold price)	$120 (at or above the coupon threshold price)	$100 (at or above the coupon threshold price)	$0
Hypothetical Calculation Day 3	$80 (at or above the coupon threshold price)	$95 (at or above the coupon threshold price)	$110 (at or above the coupon threshold price)	$130 (at or above the coupon threshold price)	$38.875 × 2 = 77.75
Hypothetical Calculation Day 4	$55 (below the coupon threshold price)	$58 (below the coupon threshold price)	$55 (below the coupon threshold price)	$45 (below the coupon threshold price)	$0

On hypothetical calculation day 1, the closing price of each underlying is at or above the respective coupon threshold price. Therefore, a contingent coupon payment of $38.875 is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 2, three underlyings close at or above the respective coupon threshold prices, but the other underlying closes below its respective coupon threshold price. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical calculation day 3, the closing price of each underlying is at or above its respective coupon threshold price. Therefore, investors receive the hypothetical contingent coupon payment with respect to the third calculation day as well as the previously unpaid contingent coupon payment with respect to the second calculation day.

On hypothetical calculation day 4, each underlying closes below its respective coupon threshold price, and, accordingly no contingent coupon payment is paid on the relevant coupon payment date.

If the closing price of any underlying is less than its respective coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities.

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the closing price of each underlying is greater than or equal to its starting price on any calculation day, the securities will be automatically called for a cash payment per security equal to the face amount plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

The examples below illustrate how to calculate the maturity payment amount if the securities have not been automatically redeemed prior to maturity

	XLV Shares Closing Price on Final Calculation Day	XLP Shares Closing Price on Final Calculation Day	PEP Stock Closing Price on Final Calculation Day	UNH Stock Closing Price on Final Calculation Day	Maturity Payment Amount (per Security)
Example 1:	$130 (at or above its downside threshold price and coupon threshold price)	$140 (at or above its downside threshold price and coupon threshold price)	$142 (at or above its downside threshold price and coupon threshold price)	$135 (at or above its downside threshold price and coupon threshold price)	$1,000 plus the contingent coupon payment with respect to the final calculation day and any previously unpaid contingent coupon payments from the prior calculation

November 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

days
Example 2:	$115 (at or above its downside threshold price)	$40 (below its downside threshold price)	$120 (at or above its downside threshold price)	$90 (at or above its downside threshold price)	$1,000 × ($40 /$100) = $400
Example 3:	$20 (below its downside threshold price)	$80 (at or above its downside threshold price)	$120 (at or above its downside threshold price)	$100 (at or above its downside threshold price)	$1,000 × ($20 / $100) = $200
Example 4:	$55 (below its downside threshold price)	$50 (below its downside threshold price)	$20 (below its downside threshold price)	$40 (below its downside threshold price)	$1,000 × ($20 / $100) = $200
Example 5:	$20.00 (below its downside threshold price)	$35.00 (below its downside threshold price)	$45.00 (below its downside threshold price)	$30.00 (below its downside threshold price)	$1,000 × ($20.00 / $100.00) = $200.00

In example 1, the closing price of each underlying on the final calculation day is at or above its respective downside threshold price and coupon threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities plus the hypothetical contingent coupon payment with respect to the final calculation day and any previously unpaid contingent coupon payments from the prior calculation days. Investors do not participate in any appreciation in any underlying.

In examples 2 and 3, the closing prices of three underlyings on the final calculation day are at or above their downside threshold prices, but the closing price of the other underlying on the final calculation day is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity.

In examples 4 and 5, the closing price of each underlying is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying. In example 4, the closing price of each underlying is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the PEP Stock, which is the lowest performing underlying in this example. In example 5, the closing price of each underlying is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount multiplied by the performance factor of the XLV Shares, which is the lowest performing underlying in this example.

If the closing price of any underlying on the final calculation day is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 75% of the face amount per security and could be zero.

November 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the closing price of any underlying on the final calculation day is less than its respective downside threshold price of 75% of its starting price, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying. In this case, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the closing price of the lowest performing underlying is greater than or equal to its coupon threshold price on the related calculation day. If the closing price of any underlying is less than its coupon threshold price on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. However, if the contingent coupon payment is not paid on any contingent coupon payment date because the closing price of the lowest performing underlying is less than its coupon threshold price on the related contingent coupon payment date, such unpaid contingent coupon payment will be paid on a later contingent coupon payment date but only if the closing price of the lowest performing underlying on the related calculation day is greater than or equal to its coupon threshold price. Therefore, you will not receive payment for such unpaid contingent coupon payments if the closing price of the lowest performing underlying is less than its coupon threshold price on each subsequent calculation day. If the closing price of the lowest performing underlying is less than its coupon threshold price on each calculation day, you will not receive any contingent coupon payments for the entire term of the securities. It is possible that the closing price of any underlying will be less than its respective coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the value of each underlying on only the related quarterly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the closing price of each underlying on the relevant quarterly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying on the quarterly calculation days, if the closing price of any underlying on any calculation day date is below the coupon threshold price for such underlying, you will not receive the contingent coupon payment for the related interest period, even if the price of such underlying was at or above its respective coupon threshold price on other days during that interest period, and even if the closing prices of the other underlyings are at or above their respective coupon threshold price(s).

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the starting price for such underlying, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the closing price of each underlying is greater than or equal to its respective coupon threshold price, if any.

November 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting price, coupon threshold price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings,

owhether the closing price of any underlying has been below its respective coupon threshold price on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the price of each underlying,

odividend rates on the underlyings or stocks composing the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold price, and especially if any underlying has closed near or below its downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying based on its historical performance. The price of any underlying may decrease and be below the respective coupon threshold price for such underlying on each calculation day so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold price(s) on the final calculation day so that you will lose a significant portion or all of your initial investment in the securities. There can be no assurance that the closing price of each underlying will be at or above the respective coupon threshold price on any calculation day so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold price on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “Health Care Select Sector SPDR® Fund Overview” “Consumer Staples Select Sector SPDR® Fund Overview” “PepsiCo, Inc. Overview” and “UnitedHealth Group Incorporated Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

November 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or in the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying stock or the component stocks of the share underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock or the stocks that constitute the share underlying indices. Furthermore, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition,

November 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the coupon threshold prices, the downside threshold prices and the ending prices, and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price in the event of a market disruption event or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “— Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Payment Dates, “—Calculations and Calculation Agent” and “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the share underlying indices), including trading in the underlyings and in other instruments related to the underlyings or share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the share underlying indices and other financial instruments related to the share underlying indices and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the calculation days so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlyings), (ii) the price at or above which such underlying must close on each calculation day in order for you to earn a contingent coupon payment and any previously unpaid contingent coupon payments (depending also on the performance of the other underlyings) and (iii) the price at

November 2025 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

or above which such underlying must close on the final calculation day so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2025 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying, with respect to both the contingent coupon payments, if any, and the maturity payment amount, if any. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent coupon payments, each underlying must close at or above its respective coupon threshold price on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 75% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no contingent coupon payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent coupon payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With four underlyings, it is more likely that any underlying will close below its coupon threshold price on any calculation day, and below its downside threshold price on the final calculation day, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent coupon payments and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its starting price on a quarterly calculation day in order for the securities to be called prior to maturity, the securities are less likely to be called on any call settlement date than if the securities were linked to just one underlying.

￭The performance and market price of an underlying, particularly during periods of market volatility, may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying. Each underlying does not fully replicate the respective share underlying index and may hold securities that are different than those included in the respective share underlying index. In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of the respective share underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying and the respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting an underlying may impact the variance between the performance of such underlying and the respective share underlying index. Finally, because the shares of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of an underlying may differ from the net asset value per share of such underlying.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting an underlying may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of such underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such underlying, and their ability to create and redeem shares of such underlying may be disrupted. Under these circumstances, the market price of shares of such underlying may vary substantially from the net asset value per share of such underlying or the price of the respective share underlying index.

For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of the respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying. Any of these events could materially and adversely affect the price of the shares of an underlying and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur with respect to an underlying on the calculation day, the calculation agent would maintain discretion to

November 2025 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

determine whether such market volatility or events have caused a market disruption event with respect to such underlying to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event with respect to an underlying has taken place, the payment at maturity would be based on the published fund closing price per share of such underlying on the calculation day, even if such underlying’s shares are underperforming the respective share underlying index or the component securities of the respective share underlying index and/or trading below the net asset value per share of such underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the health care sector. The stocks included in the Health Care Select Sector Index and that are generally tracked by the XLV Shares are stocks of companies whose primary business is directly associated with the health care sector. Because the value of the securities is linked to the performance of the XLV Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the health care sector.

Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the securities held by the Health Care Select Sector SPDR® Fund and the value of the Health Care Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumer staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

￭Adjustments to the underlying funds or the share underlying indices could adversely affect the value of the securities. The fund sponsor to each underlying fund (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the stocks composing an underlying. Any of these actions could adversely affect the price of such underlying and, consequently, the value of the securities. The share underlying index sponsor of each share underlying index may add, delete or substitute the stocks constituting such share underlying index or make other methodological changes that could change the value of such share underlying index. The share underlying index sponsor of each share underlying index may discontinue or suspend calculation or publication of such share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any

November 2025 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

of its affiliates. Any of these actions could adversely affect the value of a share underlying index, and, consequently, the price of an underlying and the value of the securities.

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the final calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

￭No affiliation with Pepsi,Co, Inc. or UnitedHealth Group Incorporated Inc. Pepsi,Co, Inc. or UnitedHealth Group Incorporated Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Pepsi,Co, Inc. or UnitedHealth Group Incorporated Inc. in connection with this offering.

￭We may engage in business with or involving PepsiCo, Inc. or UnitedHealth Group Incorporated Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with PepsiCo, Inc. or UnitedHealth Group Incorporated Inc. without regard to your interests and thus may acquire non-public information about PepsiCo, Inc. or UnitedHealth Group Incorporated Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to PepsiCo, Inc. or UnitedHealth Group Incorporated Inc., which may or may not recommend that investors buy or hold the underlying stocks.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying funds. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying funds. However, the calculation agent will not make an adjustment for every event that could affect the underlying funds. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its coupon threshold price (resulting in no contingent coupon payment being paid with respect to such date) or the ending price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

November 2025 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Health Care Select Sector SPDR® Fund Overview

The Health Care Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Health Care Select Sector SPDR® Fund. The Health Care Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Health Care Select Sector Index. It is possible that this fund may not fully replicate the performance of the Health Care Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Health Care Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLV Shares for the period from January 1, 2020 through November 24, 2025. The closing price of the XLV Shares on November 24, 2025 was $155.26. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLV Shares have at times experienced periods of high volatility. You should not take the historical closing prices of the XLV Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLV Shares at any time, including on the calculation days.

Shares of the Health Care Select Sector SPDR® Fund – Daily Closing Prices January 1, 2020 to November 24, 2025

This document relates only to the securities referenced hereby and does not relate to the XLV Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLV Shares (and therefore the price of the XLV Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLV Shares.

November 2025 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLV Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Health Care Select Sector Index. The Health Care Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the health care sector of the S&P 500® Index. The Health Care Select Sector Index includes component stocks in industries such as health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; biotechnology; and life sciences tools and services. For more information, see “S&P® Select Sector Indices—Health Care Select Sector Index” in the accompanying index supplement.

November 2025 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Consumer Staples Select Sector SPDR® Fund Overview

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. It is possible that this fund may not fully replicate the performance of the Consumer Staples Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLP Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLP Shares for the period from January 1, 2020 through November 24, 2025. The closing price of the XLP Shares on November 24, 2025 was $77.00. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLP Shares have at times experienced periods of high volatility. You should not take the historical closing prices of the XLP Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLP Shares at any time, including on the calculation days.

Shares of the Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2020 to November 24, 2025

This document relates only to the securities referenced hereby and does not relate to the XLP Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

November 2025 Page 24

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The Consumer Staples Select Sector Index includes component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products. For more information, see “S&P® Select Sector Indices—Consumer Staples Select Sector Index” in the accompanying index supplement.

November 2025 Page 25

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

PepsiCo, Inc. Overview

PepsiCo, Inc. is a global food and beverage company that makes, markets, distributes and sells a wide variety of beverages, foods and snacks. The PEP Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by PepsiCo, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-01183 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding PepsiCo, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the PEP Stock is accurate or complete.

The following graph sets forth the daily closing prices of the PEP Stock for the period from January 1, 2020 through November 24, 2025. The closing price of the PEP Stock on November 24, 2025, was $145.50. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the PEP Stock may have been adjusted for stock splits and other corporate events. The historical performance of the PEP Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the PEP Stock at any time, including on the calculation days.

Common Stock of PepsiCo, Inc. Daily Closing Prices January 1, 2020 to November 24, 2025

This document relates only to the securities referenced hereby and does not relate to the PEP Stock or other securities of PepsiCo, Inc. We have derived all disclosures contained in this document regarding PEP Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to PepsiCo, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding PepsiCo, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the PEP Stock (and therefore the price of the PEP Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning PepsiCo, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the PEP Stock.

November 2025 Page 26

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

UnitedHealth Group Incorporated Overview

UnitedHealth Group Incorporated is a health insurance and health care services company. The UNH Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by UnitedHealth Group Incorporated pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-10864 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding UnitedHealth Group Incorporated may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the UNH Stock is accurate or complete.

The following graph sets forth the daily closing prices of the UNH Stock for the period from January 1, 2020 through November 24, 2025. The closing price of the UNH Stock on November 24, 2025 was $319.05. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the UNH Stock may have been adjusted for stock splits and other corporate events. The historical performance of the UNH Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the UNH Stock at any time, including on the calculation days.

Common Stock of UnitedHealth Group Incorporated – Daily Closing Prices January 1, 2020 to November 24, 2025

November 2025 Page 27

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

This document relates only to the securities referenced hereby and does not relate to the UNH Stock or other securities of UnitedHealth Group Incorporated. We have derived all disclosures contained in this document regarding UNH Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to UnitedHealth Group Incorporated. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding UnitedHealth Group Incorporated is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the UNH Stock (and therefore the price of the UNH Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning UnitedHealth Group Incorporated could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the UNH Stock.

November 2025 Page 28

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

Tax Consequences to U.S. Holders

Assuming the treatment of the securities as set forth above is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

As discussed under “United States Federal Taxation— Possible Alternative Tax Treatments of an Investment in the Securities” in the accompanying product supplement for principal at risk securities, alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities.

Tax Consequences to Non-U.S. Holders

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

November 2025 Page 29

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

Section 871(m) Withholding Tax on Dividend Equivalents

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution, Conflicts of Interest" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

November 2025 Page 30

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Health Care Select Sector SPDR® Fund, the Consumer Staples Select Sector SPDR® Fund, the Common Stock of PepsiCo, Inc. and the Common Stock of UnitedHealth Group Incorporated due November 29, 2028

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

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